Exhibit 99.1

Golden Nugget Online Gaming, Inc. Reports Financial Results for the Third Quarter and First Nine Months of 2021

Third Quarter Revenue $35.6 Million, First Nine Months Revenue $94.1 Million, Up 37.4% and 38.2% Over the Prior Year

Houston (November 10, 2021) – Golden Nugget Online Gaming, Inc. (Nasdaq: GNOG) (the “Company”), a leading online casino operator, today reported its financial results for the third quarter and first nine months of 2021.

Third Quarter and First Nine Months Financial Highlights

•	Revenue for the third quarter was $35.6 million, representing an increase of 37.4%, compared to $25.9 million during the third quarter of 2020. Revenue for the first nine months of 2021 increased 38.2% to $94.1 million compared to $68.1 million during the first nine months of 2020.

•	Net loss for the third quarter was $31.3 million, compared to a net loss of $1.8 million in the prior year period. Net income for the first nine months of 2021 was $36.7 million, compared to net income of $2.5 million during the prior year period. Net loss for the third quarter of 2021 includes a loss on warrant derivative liabilities of $18.9 million, stock-based compensation expense of $3.4 million and $2.8 million of merger related expenses whereas no such loss or expenses were recognized in the prior year period.

•	Adjusted EBITDA loss for the third quarter was $2.5 million compared to adjusted EBITDA of $8.2 million for the third quarter of 2020. For the first nine months of the year, adjusted EBITDA loss was $9.8 million compared to adjusted EBITDA of $22.6 million for the first nine months of 2020. The decline in adjusted EBITDA compared to the prior year period is primarily attributable to growth investments in new markets, predominantly in Michigan.

•	Active First Time Depositors (“AFTD”) for the third quarter grew 133.2% compared to the third quarter of 2020 while 12-Month Active Depositors grew 111.9%. For the first nine months of the year, AFTD grew 188.2% compared to the first nine months of 2020.

Chairman and Chief Executive Officer, Tilman Fertitta commented, “We are pleased to deliver another quarter of double-digit revenue growth in an increasingly competitive market. Golden Nugget Online Gaming continues to pride itself in making the right investments in product, marketing and technology without wavering from our ultimate goal of profitability – as we have achieved in New Jersey. With successful launches in West Virginia and Virginia now under our belt, we look forward to expanding into new jurisdictions where we can bring our players a premium player experience.”

Technology & Content Updates

•	Deployed 103 new games in Michigan and 90 new games in New Jersey on web, iOS and Android in the third quarter. Continuing our focus on content, we expect to bring our offering in New Jersey to over 1,000 games in the fourth quarter.

•	New Jersey: enhanced our content offering, including exclusive content, by partnering with Greentube as they debut their innovative new games in the United States.

•	New Jersey: launched Live Dealer Auto-Roulette in our Live Dealer studio.

•	Michigan: launched Free Spins in Michigan, a player favorite promotion.

•	Initiated a refresh on the Live Dealer tech stack which will be replaced by an Amazon Web Services solution to improve resiliency.

•	New Jersey: work continues on completing the 1,800 square foot expansion of our Live Dealer Studio, which will increase our capacity from 18 to 33 tables. The studio expansion is now expected to be completed by the end of the year.

Business Update

•	West Virginia: launched our online casino and sportsbook in West Virginia on September 22, marking the third jurisdiction in which GNOG is live with online casino. Additionally, the West Virginia Lottery granted us permanent iGaming and sports wagering management services provider permits.

•	Virginia: launched our online sportsbook in Virginia on September 29 as an untethered license holder, making it the fourth jurisdiction in which GNOG is live with an online sportsbook. At launch, we made a $1.0 million donation in support of the five historically black colleges and universities (“HBCU’s”) in the state as part of our commitment to be a part of meaningful change. GNOG is proud to continue to support the HBCU’s by sharing proceeds from Virginia operations on an annual basis going forward.

•	New Jersey: Live Dealer agreement with Entain was extended for three more years and includes a commitment to operate additional private tables once the Live Dealer Studio expansion has been completed.

•	To facilitate the prompt consummation of our proposed merger transaction (the “merger”) with DraftKings Inc. (“DraftKings”), we have temporarily withdrawn our petition with the Commonwealth of Pennsylvania for an interactive gaming certificate and expect to promptly reapply for such certificate after the merger closes. Accordingly, we now expect to commence operations in Pennsylvania, subject to regulatory approvals, at the end of the first quarter of 2022 and as a result of our delayed launch in Pennsylvania, we expect to come in at the low end of the range of our revenue guidance for the year.

President, Thomas Winter stated, “2021 continues to be a banner year for growth at GNOG. In Michigan, we continue to grow revenues, posting a 26.3% GGR increase over Q2 2021, while the rest of the market grew 4.7%. Our market leading growth in market share in the state during the quarter is a direct reflection of our steady focus on customer acquisition and retention, while our 33.6% quarterly growth in Net Gaming Revenue, outpacing our GGR growth, illustrates our financially disciplined approach to new markets. In Q3, Michigan accounted for 70% of our new active depositors, Net Average Revenue Per User (ARPU) kept growing in line with our forecast and we expect this trend to continue, as the weight of returning players, especially VIPs, increases in our players mix. This customer loyalty gives us further confidence that Michigan will eventually be at par with New Jersey in our revenue mix.”

Thomas Winter added, “Elsewhere, we expect to build on this growth with our recent launches in West Virginia and Virginia and look forward to continuing our expansion plans as we move closer towards bringing the premium content and innovative features, synonymous with the Golden Nugget brand, to Arizona, Ontario and Pennsylvania, subject to licensure and regulatory approvals.”

About GNOG

Golden Nugget Online Gaming, Inc. is a leading online gaming company that is considered a market leader by its peers and was first to bring Live Dealer and Live Casino Floor to the United States online gaming market. GNOG was the recipient of 17 eGaming Review North America Awards, including the coveted "Operator of the Year" award in 2017, 2018, 2019 and 2020.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. When used in this communication, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of GNOG's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements include, without limitation, DraftKings’ and GNOG’s expectations with respect to future performance and anticipated financial impacts of the proposed merger, the satisfaction of the closing conditions to the proposed merger and the timing of the completion of the proposed merger. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DraftKings’ and GNOG’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against DraftKings and GNOG following the announcement of the definitive merger agreement between DraftKings and GNOG (the “Merger Agreement”) and the transactions contemplated therein; (2) the inability to complete the proposed merger, including due to failure to obtain regulatory approvals or other determinations from certain gaming regulatory authorities, or complete other conditions to closing of the proposed merger in the Merger Agreement; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated therein to fail to close; (4) the inability to obtain or maintain the listing of the Class A Common Stock of an affiliate of DraftKings on Nasdaq following the proposed merger; (5) the risk that the proposed merger disrupts current plans and operations as a result of the announcement and consummation of the proposed merger; (6) the ability to recognize the anticipated benefits of the proposed merger, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the proposed merger; (8) changes in applicable laws or regulations, particularly with respect to gaming, gambling, sportsbooks, fantasy sports and other similar businesses; (9) the possibility that DraftKings, GNOG or the combined company may be adversely affected by other economic, business, and/or competitive factors, (10) market and supply chain disruptions due to the COVID-19 outbreak or other epidemics, pandemics or similar public health events; and (11) other risks and uncertainties indicated from time to time in GNOG’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including those set forth in the section entitled “Risk Factors” in the joint information statement/prospectus relating to the proposed merger filed with the SEC. GNOG cautions that the foregoing list of factors is not exclusive. GNOG cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see GNOG’s filings with the SEC, including the section entitled “Risk Factors” in the joint information statement/prospectus relating to the proposed merger filed with the SEC. GNOG does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (“Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Golden Nugget Online Gaming, Inc.

Unaudited

Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Gaming	$31,792	$22,938	$82,886	$59,890
Other	3,846	2,990	11,192	8,201
Total revenue	35,638	25,928	94,078	68,091
Costs and expenses
Cost of revenue	17,007	10,241	43,868	26,930
Advertising and promotion	16,618	5,284	47,496	12,870
General and administrative	7,858	2,187	21,260	5,648
Merger related expenses	2,763	-	2,763	-
Depreciation and amortization	76	55	160	138
Total costs and expenses	44,322	17,767	115,547	45,586
Operating income (loss)	(8,684)	8,161	(21,469)	22,505
Other expense (income)
Interest expense, net	5,180	11,311	15,983	19,077
Loss (gain) on warrant derivatives	18,944	-	(71,031)	-
Other expense (income)	(101)	-	331	-
Total other expense (income)	24,023	11,311	(54,717)	19,077
Income (loss) before income taxes	(32,707)	(3,150)	33,248	3,428
Provision for income taxes	(1,361)	(1,376)	(3,477)	914
Net income (loss)	(31,346)	(1,774)	36,725	2,514
Net loss attributable to non-controlling interests	5,590	-	16,126	-
Net income (loss) attributable to GNOG	$(25,756)	$(1,774)	$52,851	$2,514

Earnings (loss) per share:
Basic	$(0.55)	n/a	$1.18	n/a
Diluted	$(0.55)	n/a	$(0.44)	n/a
Weighted-average number of common shares outstanding:
Basic	46,570	n/a	44,826	n/a
Diluted	46,570	n/a	78,755	n/a

Non-GAAP Financial Measures

EBITDA and adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define "EBITDA" as earnings (or loss) before interest, taxes, depreciation, and amortization, and we define "Adjusted EBITDA" as EBITDA before stock-based compensation, acquisition transaction related expenses, gains or losses on warrant derivative liabilities, debt extinguishment expenses and other non-cash or non-recurring items. Neither EBITDA nor Adjusted EBITDA is a measure of net income as determined by U.S. generally accepted accounting principles ("GAAP").

Management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure or non-recurring, non-cash transactions. We exclude the items listed above in calculating EBITDA and Adjusted EBITDA because these amounts can vary substantially from company to company depending upon capital structures and the method by which assets were acquired. None of EBITDA or Adjusted EBITDA should be considered an alternative to, or more meaningful than, net income (loss), the most closely comparable financial measure calculated in accordance with GAAP. Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's return on assets, cost of capital and tax structure. Our presentation EBITDA and Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Reconciliation of net income to EBITDA and adjusted EBITDA (In thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$(31,346)	$(1,774)	$36,725	$2,514
Adjusted for:
Provision for income taxes	(1,361)	(1,376)	(3,477)	914
Interest expense, net	5,180	11,311	15,983	19,077
Depreciation and amortization	76	55	160	138
EBITDA	$(27,451)	$8,216	$49,391	$22,643
Adjusted for:
Debt extinguishment expenses	-	-	1,622	-
Loss (gain) on tax receivable agreement liability and other	(101)	-	(1,291)	-
Loss (gain) on warrant derivatives	18,944	-	(71,031)	-
Merger related expenses	2,763	-	2,763	-
Stock-based compensation	3,378	-	8,707	-
Adjusted EBITDA	$(2,467)	$8,216	$(9,839)	$22,643

Adjusted EBITDA is comprised of the following (In thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
State-level adjusted EBITDA	$(213)	$8,932	$(3,036)	$24,234
Corporate adjusted EBITDA	(2,254)	(716)	(6,803)	(1,591)
Total adjusted EBITDA	$(2,467)	$8,216	$(9,839)	$22,643

Investor Relations Contacts

Sloan Bohlen, Solebury Trout

investors@gnoginc.com

Media Contacts

Katelyn Roche Gosslee, Dancie Perugini Ware Public Relations

Katelyn@dpwpr.com

Mary Ann Cuellar, Dancie Perugini Ware Public Relations

MaryAnn@dpwpr.com

713-224-9115

SOURCE Golden Nugget Online Gaming, Inc.